As filed with the Securities and Exchange Commission on April 1, 2008

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAZZ PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	05-0563787
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3180 Porter Drive

Palo Alto, CA 94304

(650) 496-3777

(Address of principal executive offices)

2007 Equity Incentive Plan

2007 Employee Stock Purchase Plan

2007 Non-Employee Directors Stock Option Plan

(Full titles of the plans)

Samuel R. Saks, M.D.

Chief Executive Officer

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

(650) 496-3777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.	Carol A. Gamble, Esq.
John M. Geschke, Esq.	Philip J. Honerkamp, Esq.
Cooley Godward Kronish LLP	Jazz Pharmaceuticals, Inc.
Five Palo Alto Square	3180 Porter Drive
3000 El Camino Real	Palo Alto, CA 94304
Palo Alto, CA 94306-2155	(650) 496-3777
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,524,520 shares	$10.05	$15,321,426.00	$602.13

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on 26, 2008, in accordance with Rule 457(c) of the Securities Act. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share(2)	Aggregate Offering Price
Common Stock, par value $0.0001 per share, reserved for future issuance under the 2007 Equity Incentive Plan	1,107,937	$10.05	$11,134,766.85
Common Stock, par value $0.0001 per share, reserved for future issuance under the 2007 Employee Stock Purchase Plan	350,000	$10.05	$ 3,517,500.00
Common Stock, par value $0.0001 per share, reserved for future issuance under the 2007 Non-Employee Directors Stock Option Plan	66,583	$10.05	$ 669,159.15
Total	1,524,520		$15,321,426.00

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 1,107,937 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2007 Equity Incentive Plan, (ii) 350,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2007 Employee Stock Purchase Plan and (iii) 66,583 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2007 Non-Employee Directors Stock Option Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-143553) are incorporated by reference herein.

EXHIBITS

Exhibit Number	Exhibit Title

3.1(1)	Fourth Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws.

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2(3)	Specimen Common Stock Certificate.

4.3A(4)	Third Amended and Restated Investor Rights Agreement, made effective as of June 6, 2007, by and between the Registrant and the other parties named therein.

4.3B(5)	Waiver and Amendment Agreement, dated as of March 12, 2008, by and between the Registrant and the other parties named therein.

5.1	Opinion of Registrant’s General Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Registrant’s General Counsel. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(6)	2007 Equity Incentive Plan.

99.2(7)	2007 Employee Stock Purchase Plan.

99.3(8)	2007 Non-Employee Directors Stock Option Plan.

(1)

Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2007, as filed with the Commission on August 10, 2007, and incorporated by reference herein.

(2)

Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141164), as filed with the Commission on May 17, 2007, and incorporated by reference herein.

(3)

Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141164), as filed with the Commission on May 17, 2007, and incorporated by reference herein.

(4)

Previously filed as Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2007, as filed with the Commission on August 10, 2007, and incorporated by reference herein.

(5)

Previously filed as Exhibit 4.3B to the Registrant’s Annual Report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the Commission on March 31, 2008, and incorporated by reference herein.

(6)

Previously filed as Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141164), as filed with the Commission on May 17, 2007, and incorporated by reference herein.

(7)

Previously filed as Exhibit 10.27 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141164), as filed with the Commission on May 17, 2007, and incorporated by reference herein.

(8)

Previously filed as Exhibit 10.25 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141164), as filed with the Commission on May 17, 2007, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on March 28, 2008.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Samuel R. Saks, M.D.
Samuel R. Saks, M.D. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints BRUCE C. COZADD, SAMUEL R. SAKS, M.D., MATTHEW K. FUST and CAROL A. GAMBLE, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel R. Saks, M.D. Samuel R. Saks, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2008

/s/ Matthew K. Fust Matthew K. Fust	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	March 28, 2008

/s/ Samuel D. Colella Samuel D. Colella	Director	March 28, 2008

/s/ Bruce C. Cozadd Bruce C. Cozadd	Director	March 28, 2008

/s/ Bryan C. Cressey Bryan C. Cressey	Director	March 28, 2008

/s/ Michael W. Michelson Michael W. Michelson	Director	March 28, 2008

/s/ James C. Momtazee James C. Momtazee	Director	March 28, 2008

/s/ Kenneth W. O’Keefe Kenneth W. O’Keefe	Director	March 28, 2008

/s/ Jaimin R. Patel Jaimin R. Patel	Director	March 28, 2008

/s/ Alan M. Sebulsky Alan M. Sebulsky	Director	March 28, 2008

/s/ James B. Tananbaum, M.D. James B. Tananbaum, M.D.	Director	March 28, 2008

/s/ Nathaniel M. Zilkha Nathaniel M. Zilkha	Director	March 28, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1(1)	Fourth Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws.

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2(3)	Specimen Common Stock Certificate.

4.3A(4)	Third Amended and Restated Investor Rights Agreement, made effective as of June 6, 2007, by and between the Registrant and the other parties named therein.

4.3B(5)	Waiver and Amendment Agreement, dated as of March 12, 2008, by and between the Registrant and the other parties named therein.

5.1	Opinion of Registrant’s General Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Registrant’s General Counsel. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(6)	2007 Equity Incentive Plan.

99.2(7)	2007 Employee Stock Purchase Plan.

99.3(8)	2007 Non-Employee Directors Stock Option Plan.

(1)

Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2007, as filed with the Commission on August 10, 2007, and incorporated by reference herein.

(2)

Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141164), as filed with the Commission on May 17, 2007, and incorporated by reference herein.

(3)

Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141164), as filed with the Commission on May 17, 2007, and incorporated by reference herein.

(4)

Previously filed as Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2007, as filed with the Commission on August 10, 2007, and incorporated by reference herein.

(5)

Previously filed as Exhibit 4.3B to the Registrant’s Annual Report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the Commission on March 31, 2008, and incorporated by reference herein.

(6)

Previously filed as Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141164), as filed with the Commission on May 17, 2007, and incorporated by reference herein.

(7)

Previously filed as Exhibit 10.27 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141164), as filed with the Commission on May 17, 2007, and incorporated by reference herein.

(8)

Previously filed as Exhibit 10.25 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-141164), as filed with the Commission on May 17, 2007, and incorporated by reference herein.

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